FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EPS OF $1.08, ROAA of 1.53 percent and ROTCE of 18.12 percent for 1Q 2018
Excluding merger-related charges, diluted EPS was $1.13, ROAA was 1.60 percent and ROTCE was 18.98 percent for 1Q 2018

NASHVILLE, TN, April 16, 2018 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $1.08 for the quarter ended March 31, 2018, compared to net income per diluted common share of $0.82 for the quarter ended March 31, 2017, an increase of 31.7 percent.
Excluding pre-tax merger related charges of $5.4 million, net income per diluted common share was $1.13 for the three months ended March 31, 2018 compared to net income per diluted common share of $0.83 for the three months ended March 31, 2017, excluding pre-tax merger-related charges of $672,000, an increase of 36.1 percent.
"I am very pleased that we are reporting year over year quarterly earnings growth of greater than 30 percent which is consistent with expectations for this year," said M. Terry Turner, Pinnacle's president and chief executive officer. "Our first quarter 2018 loan growth was exceptional even by our historical standards. Over time, our principal tactic for rapid balance sheet growth has been our ability to attract the best bankers in our markets. During the first quarter of 2018, we experienced significant hiring success throughout the franchise including in the Carolina and Virginia markets. Specifically, during the first quarter of 2018, we hired a total of 21 revenue producers across our markets, a strong predictor of our future growth.
"In addition to sound growth, we remain committed to advancing our already high profitability metrics," said Turner. "At the beginning of 2012, we anticipated that our return on average assets (ROAA) should operate within a targeted range of 1.10 percent to 1.30 percent. Since that time, due to the efforts of our associates, we were able to increase the targeted ROAA range at least twice such that our published ROAA target range has most recently been 1.30 percent to 1.50 percent. At this time, we are again increasing our targeted range to 1.50 percent to 1.70 percent. The changes in tax laws have obviously contributed to our decision to increase our targeted range, but that said, given the absolute level of our new targeted range, we believe the ultimate winners will be our shareholders."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:

•
Loans at March 31, 2018 were a record $16.33 billion, an increase of $692.9 million from Dec. 31, 2017 and $7.68 billion from March 31, 2017, reflecting year-over-year growth of 88.9 percent. Annualized organic loan growth during the first quarter of 2018 was 18.0 percent.

◦	Average loans were $15.96 billion for the three months ended March 31, 2018, up $437 million from the $15.52 billion for the three months ended Dec. 31, 2017.

•	Deposits at March 31, 2018 were a record $16.50 billion, an increase of $51.2 million from Dec. 31, 2017 and $7.22 billion from March 31, 2017, reflecting year-over-year growth of 77.8 percent.

◦	Average deposits were $16.28 billion for the three months ended March 31, 2018, up $189 million from the $16.10 billion for the three months ended Dec. 31, 2017.

•
Revenues for the quarter ended March 31, 2018 were $218.7 million, an increase of $7.4 million, or 3.5 percent, from the $211.2 million recognized in the fourth quarter of 2017 and $99.5 million, or 83.5 percent, from the quarter ended March 31, 2017.

◦
Revenue per fully-diluted share was $2.83 for the three months ended March 31, 2018, compared to $2.73 for the fourth quarter of 2017 and $2.46 for the first quarter of 2017. Excluding investment securities gains and losses, revenue per fully-diluted share was $2.83 for the three months ended March 31, 2018 and for the three months ended Dec. 31, 2017.

"We are reporting almost $700 million in organic loan growth during the first quarter of 2018, or an 18.0 percent annualized rate of growth," Turner said. "Importantly, we are pleased that approximately 50 percent of this growth was in the commercial and industrial segment. That said, we will continue to focus on C&I and owner-occupied CRE as our two primary loan growth segments going forward."

FOCUSING ON PROFITABILITY:

•
Return on average assets was 1.53 percent for the first quarter of 2018, compared to 0.48 percent for the fourth quarter of 2017 and 1.41 percent for the first quarter last year. First quarter 2018 return on average tangible assets amounted to 1.67 percent, compared to 0.53 percent for the fourth quarter of 2017 and 1.47 percent for the first quarter last year. In addition to merger-related charges and investment securities losses, fourth quarter 2017 results included a $31.5 million charge related to the revaluation of the firm’s deferred tax assets pursuant to the Tax Cuts and Jobs Act of 2017 (the Tax Act).

◦
Excluding the aforementioned merger-related charges, investment securities gains and losses and, in the fourth quarter of 2017, the revaluation of deferred tax assets, return on average assets was 1.60 percent for the first quarter of 2018, compared to 1.36 percent for the fourth quarter of 2017 and 1.42 percent for the first quarter of 2017; likewise, excluding these same items the firm’s return on average tangible assets was 1.74 percent for the first quarter of 2018, compared to 1.48 percent for both the fourth quarter and the first quarter of 2017.

•
Return on average equity for the first quarter of 2018 amounted to 9.07 percent, compared to 2.87 percent for the fourth quarter of 2017 and 9.70 percent for the same quarter last year. First quarter 2018 return on average tangible equity amounted to 18.12 percent, compared to 5.76 percent for the fourth quarter of 2017 and 14.74 percent for the same quarter last year.

◦
Excluding the aforementioned merger-related charges, investment securities gains and losses and in the fourth quarter of 2017, the impact of the revaluation of deferred tax assets, return on average tangible equity amounted to 18.98 percent for the first quarter of 2018, compared to 16.11 percent for the fourth quarter of 2017 and 14.89 percent for the first quarter of 2017.

"We are pleased with our returns for the first quarter of 2018 and are excited that we can increase our targeted operating range for ROAA at this time," said Harold R. Carpenter, Pinnacle's chief financial officer. "All of this points to the confidence we have in our associates and their ongoing ability to generate solid returns for our shareholders. Our focus remains on maintaining a work environment second to none which is critical to attracting the best bankers in our markets. In the end, we anticipate our associates will continue to gather great clients and our shareholders will continue to reap the rewards."

OTHER HIGHLIGHTS:

•	Revenues

◦	Net interest income for the quarter ended March 31, 2018 was $174.5 million, compared to $174.7 million for the fourth quarter of 2017 and $88.8 million for the first quarter of 2017.

▪
Net interest margin was 3.77 percent for the first quarter of 2018, compared to 3.76 percent for the fourth quarter of 2017 and 3.60 for the first quarter of 2017. Excluding the accretion from the application of fair value accounting for acquired loans and deposits, the net interest margin expanded to approximately 3.42 percent for the first quarter of 2018, compared to 3.33 percent for the fourth quarter of 2017 and 3.39 percent for the first quarter of 2017.

◦
Noninterest income for the quarter ended March 31, 2018 was $44.2 million, compared to $36.5 million for the fourth quarter of 2017 and $30.4 million for the first quarter of 2017. Excluding investment securities gains and losses in each period, noninterest income for the three months ended March 31, 2018, amounted to $44.2 million compared to $44.8 million for the fourth quarter of 2017.

▪
Wealth management revenues, which include investment, trust and insurance services, were $11.3 million for the quarter ended March 31, 2018, compared to $9.3 million for the fourth quarter of 2017 and $6.4 million for the quarter ended March 31, 2017. For the quarter ended March 31, 2018, wealth management revenues increased 77.6 percent over the quarter ended March 31, 2017.

▪
Net gains from the sale of residential mortgage loans were $3.7 million for the quarter ended March 31, 2018, compared to $3.8 million for the fourth quarter of 2017 and $4.2 million for the quarter ended March 31, 2017. For the quarter ended March 31, 2018, net gains on the sale of residential mortgage loans decreased 9.9 percent over the quarter ended March 31, 2017.

▪
Income from the firm's investment in Bankers Healthcare Group, Inc. (BHG) was $9.4 million for the quarter ended March 31, 2018, compared to $12.4 million for the quarter ended Dec. 31, 2017 and $7.8 million for the first quarter last year. Income from the firm's investment in BHG grew 19.6 percent for the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017.

"The first quarter of any year is usually our most difficult revenue quarter given the fewer number of days impacting both net interest income and fees," Carpenter said. "Additionally, during the first quarter of 2018, impacting net interest income was reduced accretion from fair value adjustments, which totaled approximately $15.4 million, down from $19.1 million in the fourth quarter of 2017 and $20.5 million during the third quarter of 2017. As a result, to overcome these factors and maintain net interest income essentially flat for the first quarter is a great accomplishment and, along with our growth in earning assets, points toward a great start for the remainder of 2018. At March 31, 2018, approximately $148.9 million of discount from loans from past acquisitions remains on our balance sheet.
"Fees were down slightly on a linked-quarter basis which is not unusual for the first quarter for our franchise. When comparing fee categories to the prior year comparable period, most fees show consistent growth even after excluding the impact of the BNC Bancorp merger. That said, wealth management’s growth over last year was exceptional reflecting several key hires that were made in 2017. Additionally, BHG delivered a strong first quarter with 20 percent growth over the same quarter last year.
"We fully expect the biggest driver of incremental revenue growth in 2018 to be the balance sheet growth associated with our hiring success. Our focus will remain on growing share in the commercial and industrial segment. Our C&I loans are up approximately 34 percent linked quarter annualized. We fully expect that growth in C&I will lead to future core deposit and fee growth."

•	Noninterest expense and taxes

◦
Noninterest expense for the quarter ended March 31, 2018 was $108.6 million, compared to $123.0 million in the fourth quarter of 2017 and $62.1 million in the first quarter last year, reflecting a year-over-year increase of 75.0 percent.

▪
Salaries and employee benefits were $63.7 million in the first quarter of 2018, compared to $63.3 million in the fourth quarter of 2017 and $38.4 million in the first quarter of last year, reflecting a year-over-year increase of 66.1 percent.

•
Included in salaries and employee benefits are costs related to the firm’s annual cash incentive plan. Incentive costs for this plan amounted to $5.7 million in the first quarter of 2018, compared to $6.8 million in the fourth quarter of 2017 and $2.5 million in the first quarter of last year.

•
The firm employed 2,148.0 full-time equivalent associates at March 31. 2018. During the first quarter of 2018, eighteen positions were eliminated as a result of the merger with BNC Bancorp. No further reductions in the firm’s associate base are contemplated as a result of the firm’s merger with BNC Bancorp.

▪
The efficiency ratio for the first quarter of 2018 decreased to 49.7 percent, compared to 58.2 percent for the fourth quarter of 2017. The ratio of noninterest expenses to average assets decreased to 1.98 percent for the first quarter of 2018 from 2.22 percent in the fourth quarter of 2017.

•
Excluding investment securities gains and losses, merger-related charges and other real estate owned (ORE) expense, the efficiency ratio was 47.6 percent for the first quarter of 2018, compared to 47.2 percent for the fourth quarter of 2017, and the ratio of noninterest expense to average assets was 1.90 percent for the first quarter of 2018, compared to 1.87 percent for the fourth quarter of 2017.

▪	The effective tax rate for the first quarter of 2018 was 19.0 percent, compared to 67.3 percent for the fourth quarter of 2017 and 25.8 percent for the first quarter of 2017.

•	The Tax Act reduced the aggregate blended Federal and state statutory income tax rate for Pinnacle from 39.23 percent to 26.14 percent.

•	Fourth quarter 2017 effective tax rate included the impact of a $31.5 million charge related to the revaluation of the firm’s deferred tax assets as a result of the Tax Act.

•
Impacting Pinnacle’s effective tax rate was FASB Accounting Standards Update (ASU) 2016-09, Stock Compensation Improvements to Employee Share-Based Payment Activity, which represented a change in accounting for the tax effects related to vesting of common shares and the exercise of stock options previously granted to the firm's employees through its various equity compensation plans. This change resulted in a reduction in first quarter 2018 tax expense of $2.7 million, compared to a reduction of $758,000 for the three months ended Dec. 31, 2017 and $3.8 million for the three months ended March 31, 2017.

•	Inclusive of all of these matters, the firm anticipates an effective tax rate of between 21.0 and 22.0 percent for calendar year 2018.

"Our synergy case for the BNC Bancorp merger is for all practical purposes complete," Carpenter said. "We are now at our target environment which will be subject to incremental adjustments as we manage the firm for continued growth. Noninterest expense, excluding merger-related charges, was less than we anticipated at approximately $103.2 million in the first quarter of 2018 attributable to a variety of factors including reduced incentives."

•	Asset quality

◦
Nonperforming assets increased to 0.58 percent of total loans and ORE at March 31, 2018, compared to 0.55 percent at Dec. 31, 2017 and 0.36 percent at March 31, 2017. Nonperforming assets were $94.7 million at March 31, 2018, compared to $85.5 million at Dec. 31, 2017 and $31.3 million at March 31, 2017.

◦	The allowance for loan losses represented 0.43 percent of total loans at March 31, 2018 and Dec. 31, 2017, compared to 0.68 percent at March 31, 2017 due primarily to the merger with BNC Bancorp.

▪
The ratio of the allowance for loan losses to nonperforming loans was 100.0 percent at March 31, 2018, compared to 117.0 percent at Dec. 31, 2017 and 232.9 percent at March 31, 2017. At March 31, 2018, purchase credit impaired loans of $14.5 million, which were recorded at fair value upon acquisition, represent 20.6 percent of our nonperforming loans.

▪
Net charge-offs were $4.0 million for the quarter ended March 31, 2018, compared to $4.2 million for the quarter ended Dec. 31, 2017 and $4.3 million for the quarter ended March 31, 2017. Annualized net charge-offs as a percentage of average loans for the quarter ended March 31, 2018 were 0.10 percent, compared to 0.13 percent for the fourth quarter of 2017 and 0.20 percent for the first quarter of 2017.

▪	Provision for loan losses was $6.9 million in the first quarter of 2018, compared to $6.3 million in the fourth quarter of 2017 and $3.7 million in the first quarter of 2017.

"Overall, asset quality for our firm remains exceptional," Carpenter said. "As we had projected last quarter, our commercial real estate to total risk-based capital ratio increased during the first quarter of 2018 and amounts to 306.2 percent at March 31, 2018 due in part to an anticipated increase in construction lending. We continue to believe this ratio will remain above 300 percent of total capital during the first half of 2018 before falling back within our long-term operating range of less than 300 percent of total capital during the last half of 2018."

INVESTOR DAY

Pinnacle will be hosting an investor day for institutional investors and sell side analysts in Nashville, TN on June 7, 2018.  Interested parties who have not previously registered should email stefanie.watson@pnfp.com to register.
“We are looking forward to hosting both institutional investors and sell side analysts for our first ever investor day,” said Turner.  “Participants will have an opportunity to engage other leaders within our firm as well as gain additional insight as to what we believe are our opportunities for the future.”

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on April 17, 2018 to discuss first quarter 2018 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm earned a place on FORTUNE’s 2017 and 2018 lists of the 100 Best Companies to Work For in the U.S., and American Banker recognized Pinnacle as the sixth-best bank to work for in 2017.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $22.9 billion in assets as of March 31, 2018. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in 11 primarily urban markets in Tennessee, the Carolinas and Virginia.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.
###

Forward-Looking Statements

All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:  (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such entities', loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) the impact of competition with other financial institutions, including pricing pressures (including those resulting from the Tax Cuts and Jobs Act) and the resulting impact on Pinnacle Financial’s results, including as a result of compression to net interest margin; (vii) greater than anticipated adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina and Virginia,  particularly in commercial and residential real estate markets; (viii) fluctuations or unanticipated changes in interest rates on loans or deposits or that affect the yield curve; (ix) the results of regulatory examinations; (x) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (xi) a merger or acquisition; (xii) risks of expansion into new geographic or product markets; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment resulting from the Tax Cuts and Jobs Act) or otherwise to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Financial's level of applicable commercial real estate loans continues to exceed percentage levels of total capital in guidelines recommended by its regulators; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) the risk of successful integration of the businesses Pinnacle Financial has recently acquired with its business; (xix) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xx) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Financial contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxi) the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients;  (xxii) the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by the terms of our agreement with them; (xxii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxiv) the risk that the cost savings and any revenue synergies expected from Pinnacle Financial's merger with BNC may not be realized or take longer than anticipated to be realized; (xxv) disruption from Pinnacle Financial's merger with BNC with customers, suppliers, employee or other business partners relationships; (xxvi) the risk of successful integration of Pinnacle Financial's and BNC's businesses; (xxvii) reputational risk and the reaction of the parties' customers, suppliers, employees or other business partners to Pinnacle Financial's merger with BNC; (xxviii) the risk that the integration of Pinnacle Financial's and BNC's operations will be more costly or difficult than expected; (xxix) the availability and access to capital; (xxx) adverse results (including costs, fines, reputational harm and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions; and (xxxi) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters

This release contains certain non-GAAP financial measures, including, without limitation, revenues per diluted share, earnings per diluted share, efficiency ratio, core net interest margin, noninterest expense and the ratio of noninterest expense to average assets and noninterest expense to the sum of net interest income and noninterest income, in each case excluding the impact of expenses related to other real estate owned, gains or losses on sale of investments, the revaluation of Pinnacle Financial’s deferred tax assets and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude expenses associated with Pinnacle Bank's mergers with CapitalMark Bank & Trust, Magna Bank, Avenue Financial Holdings, Inc. and BNC, as well as Pinnacle Financial's and its bank subsidiary's investments in BHG. This release may also contain certain other non-GAAP capital ratios and performance measures. These non-GAAP financial measures exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2018 versus certain periods in 2017 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED
(dollars in thousands)
	March 31, 2018	December 31, 2017	March 31, 2017
ASSETS
Cash and noninterest-bearing due from banks	$128,855	$176,553	$95,216
Interest-bearing due from banks	238,029	496,911	94,776
Federal funds sold and other	1,879	106,133	2,682
Cash and cash equivalents	368,763	779,597	192,674

Securities available-for-sale, at fair value	2,960,624	2,515,283	1,579,776
Securities held-to-maturity (fair value of $20.6 million, $20.8 million, and $25.0 million at March 31, 2018, Dec. 31, 2017, and March 31, 2017, respectively)	20,677	20,762	24,998
Consumer loans held-for-sale	100,231	103,729	70,598
Commercial loans held-for-sale	18,625	25,456	15,355

Loans	16,326,017	15,633,116	8,642,032
Less allowance for loan losses	(70,204)	(67,240)	(58,350)
Loans, net	16,255,813	15,565,876	8,583,682

Premises and equipment, net	269,439	266,014	97,004
Equity method investment	226,704	221,667	210,733
Accrued interest receivable	60,918	57,440	29,568
Goodwill	1,808,300	1,808,002	551,546
Core deposits and other intangible assets	54,012	56,710	13,908
Other real estate owned	23,982	27,831	6,235
Other assets	767,086	757,333	348,524
Total assets	$22,935,174	$22,205,700	$11,724,601

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$4,274,213	$4,381,386	$2,508,679
Interest-bearing	3,040,154	2,987,291	1,970,313
Savings and money market accounts	6,615,562	6,548,964	3,938,369
Time	2,572,980	2,534,061	863,236
Total deposits	16,502,909	16,451,702	9,280,597
Securities sold under agreements to repurchase	131,863	135,262	71,157
Federal funds purchased	—	—	50,000
Federal Home Loan Bank advances	1,976,881	1,319,909	181,264
Subordinated debt and other borrowings	465,550	465,505	350,849
Accrued interest payable	13,592	10,480	5,655
Other liabilities	95,076	114,890	62,003
Total liabilities	19,185,871	18,497,748	10,001,525

Preferred stock, no par value; 10.0 million shares authorized; no shares issued and outstanding	—	—	—
Common stock, par value $1.00; 90.0 million shares authorized; 77.9 million, 77.7 million shares and 49.8 million shares issued and outstanding at March 31, 2018, Dec. 31, 2017 and March 31, 2017, respectively	77,853	77,740	49,790
Additional paid-in capital	3,115,990	3,115,304	1,274,763
Retained earnings	591,680	519,144	413,701
Accumulated other comprehensive loss, net of taxes	(36,220)	(4,236)	(15,178)
Total stockholders' equity	3,749,303	3,707,952	1,723,076
Total liabilities and stockholders' equity	$22,935,174	$22,205,700	$11,724,601

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for per share data)	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Interest income:
Loans, including fees	$191,214	$188,907	$93,218
Securities
Taxable	11,222	12,296	6,433
Tax-exempt	7,285	5,178	1,678
Federal funds sold and other	1,807	1,704	814
Total interest income	211,528	208,085	102,143

Interest expense:
Deposits	23,981	21,367	8,119
Securities sold under agreements to repurchase	130	129	50
Federal Home Loan Bank advances and other borrowings	12,946	11,858	5,207
Total interest expense	37,057	33,354	13,376
Net interest income	174,471	174,731	88,767
Provision for loan losses	6,931	6,281	3,651
Net interest income after provision for loan losses	167,540	168,450	85,116

Noninterest income:
Service charges on deposit accounts	5,820	6,078	3,856
Investment services	5,107	4,723	2,822
Insurance sales commissions	3,119	1,962	1,859
Gains on mortgage loans sold, net	3,744	3,839	4,155
Investment gains (losses) on sales, net	30	(8,265)	—
Trust fees	3,117	2,645	1,705
Income from equity method investment	9,360	12,444	7,823
Other noninterest income	13,886	13,062	8,162
Total noninterest income	44,183	36,488	30,382

Noninterest expense:
Salaries and employee benefits	63,719	63,346	38,352
Equipment and occupancy	17,743	17,114	9,675
Other real estate, net	(794)	252	252
Marketing and other business development	2,247	2,093	1,879
Postage and supplies	2,039	1,662	1,197
Amortization of intangibles	2,698	3,071	1,196
Merger-related expenses	5,353	19,103	672
Other noninterest expense	15,575	16,332	8,831
Total noninterest expense	108,580	122,973	62,054
Income before income taxes	103,143	81,965	53,444
Income tax expense	19,633	55,167	13,791
Net income	$83,510	$26,798	$39,653

Per share information:
Basic net income per common share	$1.08	$0.35	$0.83
Diluted net income per common share	$1.08	$0.35	$0.82

Weighted average shares outstanding:
Basic	77,077,957	76,785,573	48,022,342
Diluted	77,365,664	77,437,013	48,517,920

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2018	2017	2017	2017	2017	2016
Balance sheet data, at quarter end:
Commercial and industrial loans	$4,490,886	4,141,341	3,971,227	3,688,357	2,980,840	2,891,710
Commercial real estate - owner occupied	2,427,946	2,460,015	2,433,762	2,368,641	1,399,512	1,354,894
Commercial real estate - investment	3,714,854	3,564,048	3,398,381	3,357,120	1,386,398	1,444,203
Commercial real estate - multifamily and other	651,488	645,547	617,899	661,611	395,674	394,399
Consumer real estate - mortgage loans	2,580,766	2,561,214	2,541,180	2,552,927	1,196,375	1,185,917
Construction and land development loans	2,095,875	1,908,288	1,939,809	1,772,799	1,015,127	912,673
Consumer and other	364,202	352,663	357,528	357,310	268,106	266,129
Total loans	16,326,017	15,633,116	15,259,786	14,758,765	8,642,032	8,449,925
Allowance for loan losses	(70,204)	(67,240)	(65,159)	(61,944)	(58,350)	(58,980)
Securities	2,981,301	2,536,046	2,901,029	2,448,198	1,604,774	1,323,797
Total assets	22,935,174	22,205,700	21,790,371	20,886,154	11,724,601	11,194,623
Noninterest-bearing deposits	4,274,213	4,381,386	4,099,086	3,893,603	2,508,680	2,399,191
Total deposits	16,502,909	16,451,702	15,789,585	15,757,475	9,280,597	8,759,307
Securities sold under agreements to repurchase	131,863	135,262	129,557	205,008	71,157	85,707
FHLB advances	1,976,881	1,319,909	1,623,947	725,230	181,264	406,304
Subordinated debt and other borrowings	465,550	465,505	465,461	465,419	350,849	350,768
Total stockholders' equity	3,749,303	3,707,952	3,673,349	3,615,327	1,723,075	1,496,696

Balance sheet data, quarterly averages:
Total loans	$15,957,466	15,520,255	15,016,642	9,817,139	8,558,267	8,357,201
Securities	2,829,604	2,850,322	2,741,493	1,798,334	1,440,917	1,265,096
Total earning assets	19,122,163	18,809,744	18,137,904	11,885,118	10,261,974	9,884,701
Total assets	22,204,599	21,933,500	21,211,459	13,335,359	11,421,654	11,037,555
Noninterest-bearing deposits	4,304,186	4,165,876	3,953,855	2,746,499	2,434,875	2,445,157
Total deposits	16,280,581	16,091,700	15,828,480	10,394,267	9,099,472	8,791,206
Securities sold under agreements to repurchase	129,969	134,983	160,726	99,763	79,681	82,415
FHLB advances	1,584,281	1,465,145	1,059,032	399,083	212,951	307,039
Subordinated debt and other borrowings	471,029	477,103	473,805	375,249	355,082	319,790
Total stockholders' equity	3,732,633	3,706,741	3,655,029	2,057,505	1,657,072	1,493,684

Statement of operations data, for the three months ended:
Interest income	$211,528	208,085	202,167	123,743	102,143	101,493
Interest expense	37,057	33,354	28,985	17,116	13,376	12,080
Net interest income	174,471	174,731	173,182	106,627	88,767	89,413
Provision for loan losses	6,931	6,281	6,920	6,812	3,651	3,046
Net interest income after provision for loan losses	167,540	168,450	166,262	99,815	85,116	86,367
Noninterest income	44,183	36,488	42,977	35,057	30,382	30,743
Noninterest expense	108,580	122,973	109,736	71,798	62,054	62,765
Income before taxes	103,143	81,965	99,503	63,074	53,444	54,345
Income tax expense	19,633	55,167	35,060	19,988	13,791	18,248
Net income	$83,510	26,798	64,442	43,086	39,653	36,097

Profitability and other ratios:
Return on avg. assets (1)	1.53%	0.48%	1.21%	1.30%	1.41%	1.30%
Return on avg. equity (1)	9.07%	2.87%	6.99%	8.40%	9.70%	9.61%
Return on avg. tangible common equity (1)	18.12%	5.76%	14.25%	13.58%	14.74%	15.49%
Dividend payout ratio (16)	18.36%	20.00%	17.34%	18.01%	18.67%	19.31%
Net interest margin (1) (2)	3.77%	3.76%	3.87%	3.68%	3.60%	3.72%
Noninterest income to total revenue (3)	20.21%	17.27%	19.88%	24.74%	25.50%	25.59%
Noninterest income to avg. assets (1)	0.81%	0.66%	0.80%	1.05%	1.08%	1.11%
Noninterest exp. to avg. assets (1)	1.98%	2.22%	2.05%	2.16%	2.20%	2.26%
Noninterest expense (excluding ORE expenses, and merger-related charges) to avg. assets (1)	1.90%	1.87%	1.88%	2.06%	2.17%	2.14%
Efficiency ratio (4)	49.66%	58.22%	50.77%	50.67%	52.08%	52.24%
Avg. loans to avg. deposits	98.02%	96.45%	94.87%	94.45%	94.05%	95.06%
Securities to total assets	13.00%	11.42%	13.31%	11.72%	13.69%	11.82%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	March 31, 2018			March 31, 2017
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$15,957,466	$191,214	4.91%	$8,558,267	$93,218	4.49%
Securities
Taxable	1,794,402	11,222	2.54%	1,202,806	6,433	2.17%
Tax-exempt (2)	1,035,202	7,285	3.44%	238,111	1,678	3.83%
Federal funds sold and other	335,093	1,807	2.19%	262,790	814	1.26%
Total interest-earning assets	19,122,163	$211,528	4.56%	10,261,974	$102,143	4.06%
Nonearning assets
Intangible assets	1,863,736			566,221
Other nonearning assets	1,218,700			593,459
Total assets	$22,204,599			$11,421,654

Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing demand deposits	$774,883	$1,782	0.93%	$449,701	$654	0.59%
Interest checking	2,198,707	3,332	0.61%	1,468,626	1,070	0.30%
Savings and money market	6,454,463	11,988	0.75%	3,900,321	4,609	0.48%
Time	2,548,342	6,879	1.09%	845,949	1,786	0.86%
Total interest-bearing deposits	11,976,395	23,981	0.81%	6,664,597	8,119	0.49%
Securities sold under agreements to repurchase	129,969	130	0.40%	79,681	50	0.25%
Federal Home Loan Bank advances	1,584,281	7,007	1.79%	212,951	904	1.72%
Subordinated debt and other borrowings	471,029	5,939	5.11%	355,082	4,303	4.92%
Total interest-bearing liabilities	14,161,674	37,057	1.06%	7,312,311	13,376	0.74%
Noninterest-bearing deposits	4,304,186	—		2,434,875	—	—
Total deposits and interest-bearing liabilities	18,465,860	$37,057	0.81%	9,747,186	$13,376	0.56%
Other liabilities	6,106			17,396
Stockholders' equity	3,732,633			1,657,072
Total liabilities and stockholders' equity	$22,204,599			$11,421,654
Net interest income		$174,471			$88,767
Net interest spread (3)			3.50%			3.32%
Net interest margin (4)			3.77%			3.60%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended March 31, 2018 would have been 3.75% compared to a net interest spread of 3.51% for the quarter ended March 31, 2017.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2018	2017	2017	2017	2017	2016
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$70,202	57,455	53,414	40,217	25,051	27,577
Other real estate (ORE) and other nonperforming assets (NPAs)	24,533	28,028	24,682	25,153	6,235	6,090
Total nonperforming assets	$94,735	$85,483	$78,096	$65,370	$31,286	$33,667
Past due loans over 90 days and still accruing interest	$1,131	4,139	3,010	1,691	1,110	1,134
Accruing troubled debt restructurings (5)	$6,115	6,612	15,157	14,248	14,591	15,009
Accruing purchase credit impaired loans	$24,398	26,719	29,254	34,874	—	—
Net loan charge-offs	$3,967	4,200	3,705	7,499	4,282	4,314
Allowance for loan losses to nonaccrual loans	100.0%	117.0%	122.0%	154.0%	232.9%	213.9%
As a percentage of total loans:
Past due accruing loans over 30 days	0.24%	0.38%	0.24%	0.20%	0.17%	0.26%
Potential problem loans (6)	0.97%	1.05%	0.97%	1.26%	1.27%	1.36%
Allowance for loan losses	0.43%	0.43%	0.43%	0.42%	0.68%	0.70%
Nonperforming assets to total loans, ORE and other NPAs	0.58%	0.55%	0.51%	0.44%	0.36%	0.40%
Nonperforming assets to total assets	0.41%	0.38%	0.36%	0.31%	0.27%	0.30%
Classified asset ratio (Pinnacle Bank) (8)	12.6%	12.9%	12.7%	14.2%	12.9%	16.4%
Annualized net loan charge-offs to avg. loans (7)	0.10%	0.13%	0.14%	0.17%	0.20%	0.21%
Wtd. avg. commercial loan internal risk ratings (6)	4.4	4.5	4.5	4.5	4.5	4.5

Interest rates and yields:
Loans	4.91%	4.87%	4.91%	4.66%	4.49%	4.60%
Securities	2.87%	2.68%	2.64%	2.51%	2.44%	2.26%
Total earning assets	4.56%	4.46%	4.50%	4.21%	4.06%	4.11%
Total deposits, including non-interest bearing	0.60%	0.53%	0.48%	0.42%	0.36%	0.33%
Securities sold under agreements to repurchase	0.40%	0.38%	0.37%	0.32%	0.25%	0.22%
FHLB advances	1.79%	1.64%	1.48%	1.49%	1.72%	1.38%
Subordinated debt and other borrowings	5.11%	4.83%	4.84%	4.87%	4.92%	4.56%
Total deposits and interest-bearing liabilities	0.81%	0.73%	0.66%	0.61%	0.56%	0.51%

Capital ratios (8):
Stockholders' equity to total assets	16.3%	16.7%	16.9%	17.3%	14.7%	13.4%
Common equity Tier one	9.2%	9.2%	9.4%	9.5%	9.8%	7.9%
Tier one risk-based	9.2%	9.2%	9.4%	9.5%	10.6%	8.6%
Total risk-based	12.0%	12.0%	12.3%	12.6%	13.7%	11.9%
Leverage	8.8%	8.7%	8.9%	14.5%	10.3%	8.6%
Tangible common equity to tangible assets	9.0%	9.1%	9.1%	9.2%	10.4%	8.8%
Pinnacle Bank ratios:
Common equity Tier one	10.3%	10.3%	10.7%	11.0%	11.1%	9.3%
Tier one risk-based	10.3%	10.3%	10.7%	11.0%	11.1%	9.3%
Total risk-based	11.3%	11.4%	11.8%	12.1%	12.9%	11.2%
Leverage	9.8%	9.7%	10.1%	16.7%	10.9%	9.2%
Construction and land development loans as a percent of total capital (19)	96.1%	89.4%	88.1%	85.1%	75.2%	80.3%
Non-owner occupied commercial real estate and multi-family as a percent of total capital (19)	306.2%	297.1%	289.1%	286.4%	220.9%	256.0%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March	December	September	June	March	December
	2018	2017	2017	2017	2017	2016

Per share data:
Earnings – basic	$1.08	0.35	0.84	0.81	0.83	0.79
Earnings - basic, excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	$1.13	0.98	0.91	0.85	0.84	0.84
Earnings – diluted	$1.08	0.35	0.83	0.80	0.82	0.78
Earnings - diluted, excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	$1.13	0.97	0.90	0.84	0.83	0.83
Common dividends per share	$0.14	0.14	0.14	0.14	0.14	0.14
Book value per common share at quarter end (9)	$48.16	47.70	47.31	46.56	34.61	32.28
Tangible book value per common share at quarter end (9)	$24.24	23.71	23.32	22.58	23.25	20.06

Investor information:
Closing sales price on last trading day of quarter	$64.20	66.30	66.95	62.80	66.45	69.30
High closing sales price during quarter	$69.45	69.30	66.95	69.10	71.05	71.15
Low closing sales price during quarter	$60.20	63.85	58.50	60.00	66.45	49.70

Other information:
Gains on residential mortgage loans sold:
Residential mortgage loan sales:
Gross loans sold	$237,667	289,149	299,763	245,574	160,740	221,126
Gross fees (10)	$6,036	7,364	9,050	7,361	4,427	6,535
Gross fees as a percentage of loans originated	2.54%	2.55%	3.02%	3.00%	2.75%	2.96%
Net gain on residential mortgage loans sold	$3,744	3,839	5,963	4,668	4,155	2,869
Investment gains (losses) on sales of securities, net (15)	$30	(8,265)	—	—	—	395
Brokerage account assets, at quarter end (11)	$3,508,669	3,266,936	2,979,936	2,815,501	2,280,355	2,198,334
Trust account managed assets, at quarter end	$1,844,871	1,837,233	1,880,488	1,804,811	1,011,964	1,002,742
Core deposits (12)	$14,223,665	14,257,108	13,609,194	13,529,398	8,288,247	7,834,973
Core deposits to total funding (12)	74.6%	77.6%	75.6%	78.9%	83.4%	81.6%
Risk-weighted assets	$19,286,101	18,812,653	18,164,765	17,285,264	10,489,944	10,210,711
Number of offices	114	114	123	121	45	45
Total core deposits per office	$124,769	125,062	110,644	111,813	184,183	174,111
Total assets per full-time equivalent employee	$10,677	10,415	9,930	9,398	9,630	9,491
Annualized revenues per full-time equivalent employee	$412.8	393.1	390.8	255.7	396.9	405.3
Annualized expenses per full-time equivalent employee	$205.0	228.8	198.4	129.6	206.7	211.7
Number of employees (full-time equivalent)	2,148.0	2,132.0	2,194.5	2,222.5	1,217.5	1,179.5
Associate retention rate (13)	89.9%	93.5%	98.3%	87.1%	92.9%	92.7%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March	December	September	June	March	December
	2018	2017	2017	2017	2017	2016

Net interest income	$174,471	174,731	173,182	106,627	88,767	89,413

Noninterest income	44,183	36,488	42,977	35,057	30,382	30,743
Total revenues	218,654	211,219	216,159	141,684	119,149	120,156
Less: Investment (gains) and losses on sales of securities, net	(30)	8,265	—	—	—	(395)
Total revenues excluding the impact of investment (gains) and losses on sales of securities, net	218,624	219,484	216,159	141,684	119,149	119,761

Noninterest expense	108,580	122,973	109,736	71,798	62,054	62,765
Less: Other real estate expense (income)	(794)	252	512	63	252	44
Merger-related charges	5,353	19,103	8,847	3,221	672	3,264
Noninterest expense excluding the impact of other real estate expense and merger-related charges	104,021	103,618	100,377	68,514	61,130	59,457

Adjusted pre-tax pre-provision income (14)	$114,603	115,866	115,782	73,170	58,019	60,304

Efficiency ratio (4)	49.66%	58.22%	50.77%	50.67%	52.08%	52.24%
Adjustment due to investment gains and losses, ORE expense and merger-related charges	(2.08%)	(11.01%)	(4.33%)	(2.30%)	(0.77%)	(2.59%)
Efficiency ratio (excluding investment gains and losses, ORE expense (income), and merger-related charges)	47.58%	47.21%	46.44%	48.37%	51.31%	49.65%

Total average assets	$22,204,599	21,933,500	21,211,459	13,335,359	11,421,654	11,037,555

Noninterest income to avg. assets	0.81%	0.66%	0.80%	1.05%	1.08%	1.11%
Adjustment due investment (gains) and losses on sales of securities, net	—%	0.15%	—%	—%	—%	(0.02)%
Noninterest income (excluding investment (gains) losses on sales of securities, net) to avg. assets	0.81%	0.81%	0.80%	1.05%	1.08%	1.09%

Noninterest expense to avg. assets	1.98%	2.22%	2.05%	2.16%	2.20%	2.26%
Adjustment due to ORE expense and income and merger-related charges	(0.08%)	(0.35%)	(0.17%)	(0.10%)	(0.03%)	(0.12%)
Noninterest expense (excluding ORE expense (income), and merger-related charges) to avg. assets (1)	1.90%	1.87%	1.88%	2.06%	2.17%	2.14%

Net income	$83,510	26,798	64,442	43,086	39,653	36,097
Merger-related charges	5,353	19,103	8,847	3,221	672	3,264
Investment (gains) losses	(30)	8,265	—	—	—	(395)
Tax effect on merger-related charges and investment (gains) losses (18)	(1,391)	(10,736)	(3,471)	(1,264)	(264)	(1,126)
Revaluation of deferred tax assets	—	31,486	—	—	—	—
Net income excluding merger-related charges, gains and losses on sale of investment securities and revaluation of deferred tax assets	$87,442	74,916	69,818	45,043	40,061	37,840

Basic earnings per share	$1.08	0.35	0.84	0.81	0.83	0.79
Adjustment due to merger-related charges, gains and losses on sale of investment securities and revaluation of deferred tax assets	0.05	0.63	0.07	0.04	0.01	0.04
Basic earnings per share excluding merger-related charges, gains and losses on sale of investment securities and revaluation of deferred tax assets	$1.13	0.98	0.91	0.85	0.84	0.83

Diluted earnings per share	$1.08	0.35	0.83	0.80	0.82	0.78
Adjustment due to merger-related charges, gains and losses on sale of investment securities and revaluation of deferred tax assets	0.05	0.62	0.07	0.04	0.01	0.04
Diluted earnings per share excluding merger-related charges, gains and losses on sale of investment securities and revaluation of deferred tax assets	$1.13	0.97	0.90	0.84	0.83	0.82

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March	December	September	June	March	December
	2018	2017	2017	2017	2017	2016

Return on average assets	1.53%	0.48%	1.21%	1.30%	1.41%	1.30%
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	0.07%	0.88%	0.10%	0.05%	0.01%	0.06%
Return on average assets (excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets)	1.60%	1.36%	1.31%	1.35%	1.42%	1.36%

Tangible assets:
Total assets	$22,935,174	22,205,700	21,790,371	20,886,154	11,724,601	11,194,623
Less: Goodwill	(1,808,300)	(1,808,002)	(1,802,534)	(1,800,742)	(551,546)	(551,594)
Core deposit and other intangible assets	(54,012)	(56,710)	(59,781)	(60,964)	(13,908)	(15,104)
Net tangible assets	$21,072,862	20,340,988	19,928,056	19,024,448	11,159,147	10,627,925

Tangible equity:
Total stockholders' equity	$3,749,303	3,707,952	3,673,349	3,615,327	1,723,075	1,496,696
Less: Goodwill	(1,808,300)	(1,808,002)	(1,802,534)	(1,800,742)	(551,546)	(551,594)
Core deposit and other intangible assets	(54,012)	(56,710)	(59,781)	(60,964)	(13,908)	(15,104)
Net tangible common equity	$1,886,991	1,843,240	1,811,034	1,753,621	1,157,621	929,998

Ratio of tangible common equity to tangible assets	8.95%	9.06%	9.09%	9.22%	10.37%	8.75%

Average tangible assets:
Average assets	$22,204,599	21,933,500	21,211,459	13,335,359	11,421,654	11,037,555
Less: Average goodwill	(1,808,055)	(1,803,546)	(1,800,761)	(760,646)	(551,548)	(551,042)
Core deposit and other intangible assets	(55,681)	(58,192)	(59,521)	(23,957)	(14,674)	(15,724)
Net average tangible assets	$20,340,863	20,071,762	19,351,177	12,550,756	10,855,432	10,470,789

Return on average assets	1.53%	0.48%	1.21%	1.30%	1.41%	1.30%
Adjustment due to goodwill, core deposit and other intangible assets	0.14%	0.05%	0.11%	0.08%	0.06%	0.06%
Return on average tangible assets	1.67%	0.53%	1.32%	1.38%	1.47%	1.36%
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	0.07%	0.95%	0.11%	0.06%	0.01%	0.08%
Return on average tangible assets (excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets)	1.74%	1.48%	1.43%	1.44%	1.48%	1.44%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March	December	September	June	March	December
	2018	2017	2017	2017	2017	2016

Average tangible stockholders' equity:
Average stockholders' equity	$3,732,633	3,706,741	3,655,029	2,057,505	1,657,072	1,493,684
Less: Average goodwill	(1,808,055)	(1,803,546)	(1,800,761)	(760,646)	(551,548)	(551,042)
Core deposit and other intangible assets	(55,681)	(58,192)	(59,521)	(23,957)	(14,674)	(15,724)
Net average tangible common equity	$1,868,897	1,845,003	1,794,747	1,272,902	1,090,850	926,918

Return on average common equity	9.07%	2.87%	6.99%	8.40%	9.70%	9.61%
Adjustment due to goodwill, core deposit and other intangible assets	9.05%	2.89%	7.26%	5.18%	5.04%	5.88%
Return on average tangible common equity (1)	18.12%	5.76%	14.25%	13.58%	14.74%	15.49%
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	0.86%	10.35%	1.18%	0.61%	0.15%	0.75%
Return on average tangible common equity (excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets)	18.98%	16.11%	15.43%	14.19%	14.89%	16.24%

Total average assets	$22,204,599	21,933,500	21,211,459	13,335,359	11,421,654	11,037,555

Revenue per diluted share	$2.83	2.73	2.80	2.64	2.46	2.61
Adjustment due to investment (gains) losses on sales of securities, net	—	0.10	—	—	—	(0.01)
Revenue per diluted share (excluding investment (gains) losses on sales of securities, net)	$2.83	2.83	2.80	2.64	2.46	2.60

Net interest margin	3.77%	3.76%	3.87%	3.68%	3.60%	3.72%
Adjustment due to accretion from fair value accounting	0.35%	0.43%	0.45%	0.23%	0.21%	0.32%
Core net interest margin	3.42%	3.33%	3.42%	3.45%	3.39%	3.40%

Equity method investment (17)
Fee income from BHG, net of amortization	$9,360	12,444	8,937	8,755	7,823	8,136
Funding cost to support investment	2,004	2,034	1,951	1,844	1,775	1,797
Pre-tax impact of BHG	7,356	10,410	6,986	6,911	6,048	6,339
Income tax expense at statutory rates	1,923	4,084	2,741	2,711	2,373	2,487
Earnings attributable to BHG	$5,433	6,326	4,245	4,200	3,675	3,852

Basic earnings per share attributable to BHG	$0.07	0.08	0.06	0.08	0.08	0.08
Diluted earnings per share attributable to BHG	$0.07	0.08	0.06	0.08	0.08	0.08

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings. Data presented represents legacy Pinnacle portfolio at period end date.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.

9. Book value per share computed by dividing total stockholders' equity by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end. Associate retention rate does not include associates at acquired institutions displaced by merger.

14.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments of securities, net, as well as other real estate owned expenses and income and merger-related charges.

15. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

16. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
17. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.

18. Tax effect calculated using the blended statutory rate of 39.23% for all periods prior to 2018. For 2018, tax effect calculated using the blended statutory rate of 26.14%.
19. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.